Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Fourth Quarter and Year End 2011 Results

Westlake, OH (March 15, 2012):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the fourth quarter and year ended December 31, 2011.

At December 31, 2011, TA’s business included 237 sites, 168 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 of which were operated under the “Petro” brand name.  TA’s results were:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share amounts)

Revenues	$1,924,501	$1,561,261	$7,888,857	$5,962,481
Net income (loss)	$(2,475)	$(30,034)	$23,574	$(66,690)

Net income (loss) per share:
Basic and diluted	$(0.09)	$(1.71)	$0.98	$(3.84)

Supplemental Data:
Total fuel sales volume (gallons)	513,023	507,114	2,087,416	2,036,756
Total fuel revenues	$1,613,402	$1,278,453	$6,603,329	$4,790,659
Fuel gross margin	$73,398	$60,129	$301,382	$259,716

Total nonfuel sales	$307,409	$279,522	$1,271,085	$1,158,343
Nonfuel gross margin	$174,665	$161,114	$722,993	$669,656
Nonfuel gross margin percentage	56.8%	57.6%	56.9%	57.8%

EBITDAR(1)	$61,857	$48,308	$272,387	$237,067

(1)   A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income (loss) determined in accordance with generally accepted accounting principles, or GAAP, appears in the supplemental data.

Business Commentary

TA’s net loss of $2.5 million for the fourth quarter of 2011 reflected an improvement of $27.6 million as compared to the net loss in the 2010 fourth quarter.  This improvement was primarily from increases in fuel and nonfuel sales and gross margin levels, and from a reduction in rent and interest expenses as a result of the January 2011 lease amendment with Hospitality Properties Trust, or HPT.  TA’s results also reflected improvement in EBITDAR, which increased by 28.0%, or $13.5 million, in the 2011 fourth quarter over the 2010 fourth quarter.  TA’s fuel sales volume and fuel gross margin increased by 1.2% and 22.1%, respectively, in the 2011 fourth quarter as compared to the 2010 fourth quarter.  During the fourth quarter of 2011, TA experienced a 2.6% decrease in same site fuel sales volume, compared with the fourth quarter of 2010. TA believes this decrease is a result of pricing strategies and the impact of capital projects in 2011 to replace fuel dispensers and install diesel exhaust fluid dispensers, which required TA to take certain diesel dispensers out of service during the period.  Nonfuel sales and gross margin for the 2011 fourth quarter increased 10.0% and 8.4% over the 2010 fourth quarter, respectively.  The improved results in the fourth quarter of 2011 compared to 2010 resulted, in large part, from the travel centers opened during the second quarter of 2011, increased fuel margin per gallon and increased nonfuel customer spending in TA’s travel centers.

The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. generally reflects the level of commercial activity in the U.S. economy.  The slow but continual improvement of the U.S. economy generally, and the improving financial condition and increased activity of the trucking industry in the U.S. specifically, impacted TA’s financial results during the 2011 fourth quarter.  While the U.S. economy has been slowly growing over the past several quarters and trucking activity measures reflect continued growth in that industry, the strength and sustainability of any economic recovery remains uncertain.  If the U.S. economy worsens, TA’s financial results may not improve and may decline, resulting in TA experiencing losses from operations.

Capital Expenditures and Liquidity

During the year ended December 31, 2011, TA made capital expenditures of $50.2 million to acquire and improve eight travel centers.  During 2011, TA also completed improvements to its existing sites totaling $105.9 million, including $69.1 million of improvements at sites leased from HPT which were sold to HPT and resulted in increased rent due to HPT under the lease terms.

At December 31, 2011, TA had approximately $118.3 million in cash and cash equivalents.  TA also maintains a $200 million revolving secured bank credit facility.  At December 31, 2011, no amounts were outstanding under this facility; however $65.7 million of the facility was used to support letters of credit issued in the ordinary course of TA’s business.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers that were operated by TA continuously from the beginning to the end of the comparative periods presented.  Also included is a presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

On March 15, 2012, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2011.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1093.  Participants calling from outside the United States and Canada should dial (612) 332-0636.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 227520.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

The recording and retransmission in any way of TA’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE IMPROVEMENT IN TA’S NET LOSS WAS PRIMARILY DUE TO INCREASES IN FUEL AND NONFUEL SALES AND GROSS MARGIN LEVELS, AS WELL AS RENT AND INTEREST EXPENSE REDUCTIONS WHICH HAVE BEEN AGREED BETWEEN TA AND HPT.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT THE PROFITABILITY OF TA’ S FUTURE OPERATIONS IN ADDITION TO THOSE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS. TA HAS ACCUMULATED A SIGNIFICANT DEFICIT FROM SEVERAL YEARS OF NET LOSSES PRIOR TO 2011 SINCE TA BECAME A SEPARATE PUBLICLY OWNED COMPANY IN 2007. THERE IS NO ASSURANCE THAT TA WILL BE ABLE TO PRODUCE FUTURE NET INCOME;

•                  THIS PRESS RELEASE STATES THAT TA HAD $118.3 MILLION OF CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2011, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY AND THAT TA RECEIVED $69.1 MILLION FROM HPT FOR SALES TO HPT OF QUALIFYING IMPROVEMENTS UNDER TA’S LEASES WITH HPT.  THESE STATEMENTS MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH. AS OF DECEMBER 31, 2011, $65.7 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS, INSURERS AND TAXING AUTHORITIES, AND TA HAS COLLATERALIZED THIS FACILITY WITH SUBSTANTIALLY ALL OF TA’S CASH, ACCOUNTS RECEIVABLE, INVENTORIES, EQUIPMENT AND INTANGIBLE ASSETS. IN ADDITION, TA’S BUSINESS REQUIRES IT TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN ITS COMPETITIVENESS AND HPT IS NOT OBLIGATED TO PURCHASE THE IMPROVEMENTS TA MAY REQUEST TO SELL TO HPT.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY; AND

•                  THIS PRESS RELEASE STATES THAT TA HAS A REVOLVING CREDIT FACILITY OF $200 MILLION.  HOWEVER, TA’S BORROWING AND LETTER OF CREDIT AVAILABILITY IS SUBJECT TO TA HAVING QUALIFIED COLLATERAL, WHICH IS BASED PRIMARILY ON ELIGIBLE CASH, ACCOUNTS RECEIVABLE AND INVENTORIES THAT VARY IN AMOUNT FROM TIME TO TIME.  ACCORDINGLY, TA’S BORROWING AVAILABILITY AT ANY TIME MAY BE LESS THAN $200 MILLION;

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA AND ITS FRANCHISEES AND TENANTS;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  FURTHER, IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S

SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED;

•                  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT AND RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION; AND

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS ACCUMULATED A SIGNIFICANT DEFICIT FROM SEVERAL YEARS OF NET LOSSES SINCE IT BECAME A PUBLICLY OWNED COMPANY IN 2007.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2011, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” “RISK FACTORS AND ELSEWHERE IN THAT ANNUAL REPORT”.  COPIES OF THAT TA ANNUAL REPORT WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,
	2011	2010
Revenues:
Fuel	$1,613,402	$1,278,453
Nonfuel	307,409	279,522
Rent and royalties	3,690	3,286
Total revenues	1,924,501	1,561,261

Cost of goods sold (excluding depreciation):
Fuel	1,540,004	1,218,324
Nonfuel	132,744	118,408
Total cost of goods sold (excluding depreciation)	1,672,748	1,336,732

Operating expenses:
Site level operating	166,923	155,492
Selling, general & administrative	23,428	20,718
Real estate rent	48,459	58,553
Depreciation and amortization	13,067	12,594
Total operating expenses	251,877	247,357

Income (loss) from operations	(124)	(22,828)

Income (loss) from equity investees	455	(11)
Interest income	180	215
Interest expense	(2,317)	(7,210)
Loss before income taxes	(1,806)	(29,834)
Provision for income taxes	669	200
Net loss	$(2,475)	$(30,034)

Net loss per share:
Basic and diluted	$(0.09)	$(1.71)

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the U.S. Securities and Exchange Commission, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2010 data that we determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31,
	2011	2010
Revenues:
Fuel	$6,603,329	$4,790,659
Nonfuel	1,271,085	1,158,343
Rent and royalties	14,443	13,479
Total revenues	7,888,857	5,962,481

Cost of goods sold (excluding depreciation):
Fuel	6,301,947	4,530,943
Nonfuel	548,092	488,687
Total cost of goods sold (excluding depreciation)	6,850,039	5,019,630

Operating expenses:
Site level operating	677,958	625,979
Selling, general & administrative	89,196	80,562
Real estate rent	191,798	234,228
Depreciation and amortization	47,466	44,116
Total operating expenses	1,006,418	984,885

Income (loss) from operations	32,400	(42,034)

Income from equity investees	1,169	757
Acquisition costs	(446)	—
Interest income	835	1,127
Interest expense	(9,005)	(25,653)
Income (loss) before income taxes	24,953	(65,803)
Provision for income taxes	1,379	887
Net income (loss)	$23,574	$(66,690)

Net income (loss) per share:
Basic and diluted	$0.98	$(3.84)

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the U.S. Securities and Exchange Commission, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2010 data that we determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$118,255	$125,396
Accounts receivable, net	130,672	82,374
Inventories	168,267	139,810
Other current assets	67,056	59,846
Total current assets	484,250	407,426

Property and equipment, net	479,943	430,402
Intangible assets, net	21,957	25,749
Other noncurrent assets	30,381	27,515
Total assets	$1,016,531	$891,092

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$149,051	$110,228
Current HPT Leases Liabilities	25,073	24,544
Other current liabilities	113,624	104,283
Total current liabilities	287,748	239,055

Noncurrent HPT Leases liabilities	364,369	372,503
Other noncurrent liabilities	45,813	40,018
Total liabilities	697,930	651,576

Shareholders’ equity	318,601	239,516
Total liabilities and shareholders’ equity	$1,016,531	$891,092

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the U.S. Securities and Exchange Commission, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2010 data that we determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Calculation of EBITDAR:(1)
Net income (loss)	$(2,475)	$(30,034)	$23,574	$(66,690)
Add: income taxes	669	200	1,379	887
Add: depreciation and amortization	13,067	12,594	47,466	44,116
Deduct: interest income	(180)	(215)	(835)	(1,127)
Add: interest expense(2)	2,317	7,210	9,005	25,653
Add: real estate rent expense(3)	48,459	58,553	191,798	234,228
EBITDAR	$61,857	$48,308	$272,387	$237,067

(1)        TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)        Interest expense included the following.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
HPT rent classified as interest	$1,849	$2,475	$7,390	$9,900
Interest on deferred rent obligation	—	4,200	—	14,100
Amortization of deferred financing costs	190	72	403	285
Other	278	463	1,212	1,368
	$2,317	$7,210	$9,005	$25,653

This supplemental data should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the U.S. Securities and Exchange Commission, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2010 data that we determined are not material.

(3)        Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid for rent was $51,993 and $50,564 during the three month periods ended December 31, 2011 and 2010, respectively, while the total rent amounts expensed during the quarters ended December 31, 2011 and 2010, were $48,459 and $58,553, respectively.  During the years ended December 31, 2011 and 2010, cash paid for rent was $206,128 and $197,947, respectively, while the total rent amounts expensed were $191,798 and $234,228, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010.  The rent payments to HPT that TA deferred in 2010 were recognized in expense in 2010 under GAAP although they were not paid in cash.  Further, during 2010, TA paid interest to HPT monthly in arrears on the deferred rent obligation at a rate of 1% per month.  A reconciliation of these amounts is as follows.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Cash payments to HPT for rent and interest on deferred rent	$49,586	$48,099	$196,364	$188,162
Other cash rental payments	2,407	2,465	9,764	9,785
Total cash payments under real property leases	51,993	50,564	206,128	197,947
Adjustments for:
Noncash straight line rent accrual – HPT	378	1,555	3,021	6,986
Noncash straight line rent accrual – other	139	58	304	242
Rent expensed but not paid pursuant to deferral agreement	—	15,000	—	60,000
Interest paid on deferred rent obligation	—	(4,050)	(1,450)	(12,650)
Amortization of sale/leaseback financing obligation	(510)	(407)	(2,046)	(1,628)
Portion of rent payments classified as interest expense	(1,849)	(2,475)	(7,390)	(9,900)
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)	(6,769)	(6,769)
Total amount expensed as rent	$48,459	$58,553	$191,798	$234,228

This supplemental data should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the U.S. Securities and Exchange Commission, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2010 data that we determined are not material.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on December 31, 2011, that were operated by TA for the entire period presented.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change Fav/(Unfav)		2011	2010	Change Fav/(Unfav)
Number of company operated travel centers(2)	184	184	—		184	184	—

Total fuel sales volume (gallons)	474,490	487,024	-2.6%		1,951,359	1,951,480	0.0%

Total fuel revenues	$1,495,144	$1,230,180	21.5%		$6,182,799	$4,600,897	34.4%
Total fuel gross margin	$70,595	$59,901	17.9%		$293,049	$258,342	13.4%

Total nonfuel revenues	$299,590	$278,664	7.5%		$1,249,354	$1,153,044	8.4%
Total nonfuel gross margin	$170,175	$160,579	6.0%		$711,155	$666,410	6.7%
Nonfuel gross margin percentage	56.8%	57.6%	-80	b.p.	56.9%	57.8%	-90	b.p.

Total gross margin	$240,770	$220,480	9.2%		$1,004,204	$924,752	8.6%
Site level operating expenses(3)	$160,335	$154,125	4.0%		$659,812	$620,929	6.3%
Site level operating expenses as a percentage of nonfuel revenues	53.5%	55.3%	180	b.p.	52.8%	53.9%	110	b.p.
Net site level gross margin in excess of site level operating expense	$80,435	$66,355	21.2%		$344,392	$303,823	13.4%

(1)                             Includes operating data of company operated travel centers only, excluding data of two travel centers TA operates that are owned by a joint venture and the travel centers operated by TA’s franchisees. Two company operated sites were excluded from this same site comparison because they were temporarily closed during parts of the period as a result of flooding.

(2)                             Includes travel centers that were operated by TA during the entirety of each of the comparable periods presented.

(3)                             Excludes real estate rent expense.

This supplemental data should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the U.S. Securities and Exchange Commission, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2010 data that we determined are not material.

(End)